Exhibit 10.11

FIFTH AMENDMENT TO LEASE

THIS AMENDMENT, dated this 15th day of February, 2005, between RREEF AMERICA REIT II CORP. LLL, a Maryland corporation (“Landlord”) and METABOLEX, INC, a Delaware corporation (“Tenant”), for the premises located in the City of Hayward, County of Alameda, State of California, commonly known as 3876 Bay Center Place (the “Premises”), located in the building commonly known as Building D (“the Building”) in the project commonly known as Bay Center Business Park II, Hayward, California, (“the Project”).

1. RECITALS.

1.1. Landlord’s predecessor, Spieker Properties, LP., a California limited partnership, predecessor to Spieker-Singleton #87, a California limited partnership and Tenant’s predecessor, Transplantation Technology Inc., a Delaware corporation, entered into that certain Lease dated February 19, 1992 (“the Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated October 8, 1996 (the “First Amendment”), that certain Second Amendment dated November 20, 1996 (the “Second Amendment”), that certain Third Amendment dated May 27, 1998 (the “Third Amendment”), and that certain Fourth Amendment dated May 29, 2003 (the “Fourth Amendment”). The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are referred to collectively herein as the “Lease” and attached to this Amendment as Exhibit “1”; and

1.2. Landlord and Tenant express their desire to amend the Lease as more fully set forth below.

1. AMENDMENTS.

1.1. Definitions. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

1.2. Expansion of Premises. Effective on the date Landlord delivers the space to Tenant, the Premises is expanded to include approximately 6,428 square feet of adjacent space at 3880 Bay Center Place, Hayward, California, as depicted on the attached Exhibit “2” (the “Expansion Space”). On delivery of the Expansion Space to Tenant, the Premises will comprise approximately 41,600 square feet.

1.3. Term. The Term for the Expansion Space shall be February 15, 2005 through November 30, 2005.

1.4. Rent Commencement Date. The Rent Commencement Date for the Expansion Space shall be February 15, 2005.

1.5. Base Rent. The Monthly Base Rent for the Expansion Space, shall be $3,856.80 per month through the entire Term, February 15, 2005 through November 30, 2005. This is in addition to the Base Rent for the existing Premises as set forth in the Fourth Amendment to Lease. The new Monthly Base Rent for both the existing premises and the Expansion Space is as follows:

Period	Base Rent	Expansion Rent	Total Rent
02/15/05 – 02/28/05	Paid	$1928.40	$1928.40
03/01/05 – 06/30/05	$28,811.73	$3856.80	$32,668.53
07/01/05 – 11/30/05	$29,661.72	$3856.80	$33,518.52

If Tenant continues to occupy the Expansion Space after November 30, 2005, its occupancy shall be on a month-to-month basis at $3,856.80 per month.

1.6. Basic Operating Cost. Commencing on February 2005, with the addition of the Expansion Space, Tenant’s Proportionate Share of Basic Operating Cost is as follows: 100% of the Building, 32.32% of the Project. This Proportionate Share shall remain in effect during the time period February 15, 2005 through November 30, 2005, or for as long as Tenant remains in possession of the Expansion Space.

1.7. Condition of Expansion Space. Landlord shall deliver the Expansion Space in its current existing condition.

1.8. Security Deposit. Landlord currently holds Thirty-Three Thousand Dollars ($33,000.00) as security deposit for the Premises. Upon execution of this Amendment, Tenant shall deposit with Landlord an additional Three Thousand Eight Hundred Fifty-Six Dollars and Eighty Cents ($3,856.80) for a total Security Deposit held under this Lease of ($36,856.80).

1.9. Initial Rent Payment. Upon execution of this Amendment, Tenant shall deliver to Landlord the First months prorated rent equal to One Thousand Nine Hundred Twenty Eight Dollars and Forty Cents ($1,928.40).

2. Incorporation. Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

2. Limitation of Landlord’s Liability. Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to the extent of Landlord’s interest in the property to which the Premises are a part. The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. LLL, a Maryland corporation		METABOLEX, INC, a Delaware corporation

By:	/s/ Illegible	By:	/s/ Mark N. K. Bagnall
Mark N. K. Bagnall

Title:	DISTRICT MANAGER	Title:	Chief Business Officer

Date:	3/15/05	Date:	February 15, 2005

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